AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

     Amendment, dated as of November 13, 2015, by and between Atlantic Shareholder Services, LLC, a Delaware limited liability company ("Atlantic"), and Winton Series Trust, a statutory trust organized under the laws of the State of Delaware (the "Trust").

                             W I T N E S S E T H :

     WHEREAS, effective as of December 22, 2014, Atlantic and the Trust entered into a Transfer Agency Services Agreement (the "Agreement");

     WHEREAS, each of Atlantic and the Trust desires that additional Funds (as defined in the Agreement) be made subject to the Agreement;

     WHEREAS, pursuant to Section 15(a) of the Agreement, each of Atlantic and the Trust desires that the Agreement be amended in accordance with the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended as follows:

     Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

     Section 2. Amendment of Appendix A. Appendix A to the Agreement is amended and restated to read in its entirety as set forth in the Appendix A attached hereto.

     Section 3. Agreement as Amended. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby and this Amendment shall be effective as of the date first above written.

     Section 4. Full Force and Effect. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 7. Ratification, Adoption and Approval. In all respects not inconsistent with the terms and provisions of this Amendment, the Agreement is hereby ratified, adopted, approved and confirmed.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.



                                        ATLANTIC SHAREHOLDER SERVICES, LLC

                                        By: /s/ Christopher Koons
                                            -----------------------
                                            Name:  Christopher Koons
                                            Title:  Senior Vice President


                                        WINTON SERIES TRUST

                                        By: /s/ John Kim
                                            ------------
                                            Name: John Kim
                                            Title: Vice President

                         APPENDIX A: FUNDS OF THE TRUST

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FUND NAME                                 CLASS NAME      CUSIP         SYMBOL
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Winton Global Equity Portfolio            Institutional   976504100     WGEPX
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Winton Global Equity Portfolio            Investor        976504209     WGERX
--------------------------------------------------------------------------------
Winton European Equity Portfolio          Institutional   976504407
--------------------------------------------------------------------------------
Winton European Equity Portfolio          Investor        976504308
--------------------------------------------------------------------------------
Winton U.S. Equity Portfolio              Institutional   976504605
--------------------------------------------------------------------------------
Winton U.S. Equity Portfolio              Investor        976504506
--------------------------------------------------------------------------------
Winton International Equity Portfolio     Institutional   976504803
--------------------------------------------------------------------------------
Winton International Equity Portfolio     Investor        976504704
--------------------------------------------------------------------------------